EXHIBIT 99.1

First Mid Bancshares, Inc. Announces First Quarter 2025 Results

MATTOON, Ill., April 30, 2025 (GLOBE NEWSWIRE) -- First Mid Bancshares, Inc. (NASDAQ: FMBH) (the “Company”) today announced its financial results for the quarter ended March 31, 2025.

Highlights

  Record high quarterly net income of $22.2 million, or $0.93 diluted EPS, an increase of $0.13
  Adjusted net income (non-GAAP*) of $23.1 million, or $0.96 diluted EPS, an increase of $0.09 for the quarter
  Net interest margin tax equivalent (non-GAAP*) expands to 3.60% helping drive fourth consecutive quarter of growth in net interest income
  Tangible book value per share (non-GAAP*) increased 4.4% during the quarter
  Board of Directors declares regular quarterly dividend of $0.24 per share

“We kicked off 2025 with a record high quarterly net income that reflects our strategic focus on driving a higher return on assets,” said Joe Dively, Chairman and Chief Executive Officer. “We delivered growth in both loans and deposits in what is typically a seasonally pressured quarter, and we significantly expanded our net interest margin through both an increase in earning asset yields and a decrease in the average cost of funds. In addition, we successfully completed our retail online system conversion during the quarter providing a better overall product for our customers and an improved platform to grow relationships across business lines.”

“Lastly, while we recognize the uncertainty that exists in the macro environment, we are well-prepared with a disciplined credit culture and diversified revenue sources that position us to weather economic disruptions and continue to deliver exceptional service to our customers and communities,” Dively concluded.

Net Interest Income
Net interest income for the first quarter of 2025 increased by $0.5 million, or 0.8% compared to the fourth quarter of 2024. The increase was primarily the result of interest expense declining at a faster pace than interest income. Less days in the quarter drove declines in both interest income and expense. The decline in interest income included $0.5 million in lower accretion income, which totaled $2.9 million compared to $3.4 million of accretion income in the fourth quarter.

In comparison to the first quarter of 2024, net interest income increased $3.9 million, or 7.1%. Interest income was lower by $0.1 million, inclusive of a decline in accretion income of $0.7 million compared to the first quarter last year. Interest expense was lower by $4.1 million compared to the same period last year.

Net Interest Margin
Net interest margin, on a tax equivalent basis (non-GAAP), was 3.60% for the first quarter of 2025 representing an increase of 19 basis points over the prior quarter driven by both an increase to earning asset yields and a decrease to funding costs. Excluding the decline in accretion income, the net interest margin increased 23 basis points in the period. Beginning with the first quarter of 2025, the Company changed the methodology utilized for the calculation of net interest margin to be more consistent with what is typically used by peer banks. The calculation now is the annualized net interest income on a tax equivalent basis divided by average interest earning assets. This change added five-basis points to the net interest margin in the first quarter 2025 compared to the fourth quarter of 2024.

In comparison to the first quarter of last year, the net interest margin increased 35 basis points, with an average earning asset increase of 13 basis points, despite a five-basis point reduction to accretion income.

Loan Portfolio
Total loans ended the quarter at $5.70 billion, representing an increase of $26.4 million, or 0.5%, from the prior quarter, despite elevated payoffs during the period.   The increase was primarily in construction and land development, multifamily residential properties, and agriculture operating loans. The largest declines were in commercial real estate and commercial and industrial loans. The average loan balance for the quarter declined compared to the fourth quarter, as a majority of the net loan growth occurred in March 2025.

In comparison to the first quarter last year, loan growth increased $199.6 million, or 3.6%. The largest increases were in construction and development, agriculture operating lines, and commercial and industrial loans.

Asset Quality
The first quarter was another solid performance with respect to the Company’s asset quality metrics. The allowance for credit losses (“ACL”) ended the period at $70.1 million and the ACL to total loans ratio was 1.23%. In addition to the ACL, an unearned discount of $32.6 million remains at quarter end. Provision expense was recorded in the amount of $1.7 million with net charge-offs of $1.8 million in the quarter. Also, at the end of the first quarter, the ratio of non-performing loans to total loans was 0.47%, the ACL to non-performing loans was 263.4%, and the ratio of nonperforming assets to total assets was 0.38%. Nonperforming loans declined by $3.2 million to $26.6 million at quarter end. Special mention loans increased by $16.2 million to $74.0 million and substandard loans decreased $1.6 million to $33.9 million.

Deposits
Total deposits ended the quarter at $6.13 billion, which represented an increase of $73.3 million, or 1.2%, from the prior quarter. Noninterest bearing and time deposits were the primary drivers of the increase with growth of $65.4 million and $75.4 million for the period, respectively. The increase in time deposits was driven by a combination of the Company retaining a vast majority of customers with maturing CD’s, gaining new customers with its promotional offerings, and the addition of $52.0 million in brokered deposits as rates declined and the wholesale market became attractive. With the Company’s strong liquidity position, it was able to reduce outstanding FHLB borrowings and subordinated debt during the quarter by a combined $55.5 million helping lower overall funding costs.

Noninterest Income
Noninterest income for the first quarter of 2025 was $24.9 million compared to $26.4 million in the fourth quarter of 2024.   The decline was primarily driven by a $1.3 million gain on the sale of property in the fourth quarter. The current quarter included losses on securities sales of $0.2 million. Excluding those two items, noninterest income was flat versus the prior period. The decline of $0.5 million in wealth management revenue was as expected given the seasonal nature of farmland sales. Overall Ag Services revenue was $2.6 million in the period.   Insurance revenues achieved a record high quarter of revenue, despite a challenging operating environment for the industry. Debit card fee income was down $0.6 million primarily driven by less usage due to a pullback in consumer spending.

In comparison to the first quarter of 2024, noninterest income increased $0.4 million, or 1.6%, with increases in wealth management and insurance as the key drivers. The combined increase for these two business lines was 8.2% year-over-year. Debit card fee income reflected the largest decline from lower consumer spending in the first quarter of 2025.

Noninterest Expenses
Noninterest expense for the first quarter of 2025 totaled $54.5 million compared to $56.3 million in the prior quarter. The current quarter included $1.0 million of nonrecurring expenses primarily related to the Company’s technology initiatives, including the successful conversion of its retail online platform during the first quarter, versus $2.2 million in nonrecurring costs in the prior quarter. Excluding these items, noninterest expenses were down $0.6 million with the largest decreases in salaries and benefits and debit card expenses.

In comparison to the first quarter of 2024, noninterest expenses increased $1.1 million. The increase was primarily driven by annual compensation increases and a $0.9 million credit in the first quarter of last year for a debit card fee negotiated settlement agreement with its primary provider.

The Company’s efficiency ratio, as adjusted in the non-GAAP reconciliation table herein, for the first quarter 2025 was 58.9% compared to 58.8% in the prior quarter and 59.1% for the same period last year.

Capital Levels and Dividend
The Company’s capital levels remained strong and above the “well capitalized” levels. Capital levels ended the period as follows:

Total capital to risk-weighted assets	15.59%
Tier 1 capital to risk-weighted assets	13.13%
Common equity tier 1 capital to risk-weighted assets	12.73%
Leverage ratio	10.73%

Tangible book value per share (non-GAAP) increased $1.07, or 4.4% during the first quarter of 2025. The increase was driven primarily by earnings growth, which accounted for $0.79 of the increase. The remaining increase of $0.28 was the result of improvement in accumulated other comprehensive income from a lower unrealized loss position in the investment portfolio.

The Company’s Board of Directors approved a regular quarterly dividend of $0.24 payable on May 30, 2025, for shareholders of record on May 15, 2025.

About First Mid: First Mid Bancshares, Inc. (“First Mid”) is the parent company of First Mid Bank & Trust, N.A., First Mid Insurance Group, Inc., and First Mid Wealth Management Co. First Mid is a $7.6 billion community-focused organization that provides a full-suite of financial services including banking, wealth management, brokerage, Ag services, and insurance through a sizeable network of locations throughout Illinois, Missouri, Texas, and Wisconsin and a loan production office in the greater Indianapolis area. Together, our First Mid team takes great pride in providing solutions and services to the customers and communities and has done so over the last 160 years. More information about the Company is available on our website at www.firstmid.com.

*Non-GAAP Measures: In addition to reports presented in accordance with generally accepted accounting principles (“GAAP”), this release contains certain non-GAAP financial measures. The Company believes that such non-GAAP financial measures provide investors with information useful in understanding the Company’s financial performance. Readers of this release, however, are urged to review these non-GAAP financial measures in conjunction with the GAAP results as reported. These non-GAAP financial measures are detailed as supplemental tables and include “Adjusted Net Earnings,” “Adjusted Diluted EPS,” “Efficiency Ratio,” “Net Interest Margin, tax equivalent,” “Tangible Book Value per Common Share,” “Adjusted Tangible Book Value per Common Share,” “Adjusted Return on Assets,” and “Adjusted Return on Average Common Equity”. While the Company believes these non-GAAP financial measures provide investors with a broader understanding of the capital adequacy, funding profile and financial trends of the Company, this information should be considered as supplemental in nature and not as a substitute to the related financial information prepared in accordance with GAAP. These non-GAAP financial measures may also differ from the similar measures presented by other companies.

Forward Looking Statements
This document may contain certain forward-looking statements about First Mid, such as discussions of First Mid’s pricing and fee trends, credit quality and outlook, liquidity, new business results, expansion plans, anticipated expenses and planned schedules. First Mid intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of First Mid are identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions. Actual results could differ materially from the results indicated by these statements because the realization of those results is subject to many risks and uncertainties, including, among other things, changes in interest rates; general economic conditions and those in the market areas of First Mid; legislative and/or regulatory changes; monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board; the quality or composition of First Mid’s loan or investment portfolios and the valuation of those investment portfolios; demand for loan products; deposit flows; competition, demand for financial services in the market areas of First Mid; accounting principles, policies and guidelines; and the impact of pandemics on First Mid’s businesses. Additional information concerning First Mid, including additional factors and risks that could materially affect First Mid’s financial results, are included in First Mid’s filings with the SEC, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the SEC, we do not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise.

Investor Contact:
Austin Frank
SVP, Shareholder Relations
217-258-5522
afrank@firstmid.com

Matt Smith
Chief Financial Officer
217-258-1528
msmith@firstmid.com

– Tables Follow –

FIRST MID BANCSHARES, INC.
Condensed Consolidated Balance Sheets
(In thousands, unaudited)

	As of
	March 31,	December 31,	March 31,
	2025	2024	2024

Assets
Cash and cash equivalents	$201,470	$121,216	$355,701
Investment securities	1,049,003	1,073,510	1,149,752
Loans (including loans held for sale)	5,698,858	5,672,462	5,499,295
Less allowance for credit losses	(70,051)	(70,182)	(67,936)
Net loans	5,628,807	5,602,280	5,431,359
Premises and equipment, net	97,446	100,234	101,666
Goodwill and intangibles, net	258,671	261,906	260,699
Bank Owned Life Insurance	171,127	170,854	167,247
Other assets	166,164	189,734	211,822
Total assets	$7,572,688	$7,519,734	$7,678,246

Liabilities and Stockholders' Equity
Deposits:
Non-interest bearing	$1,394,590	$1,329,155	$1,448,299
Interest bearing	4,735,790	4,727,941	4,794,637
Total deposits	6,130,380	6,057,096	6,242,936
Repurchase agreements with customers	219,772	204,122	210,719
Other borrowings	195,000	242,520	238,761
Junior subordinated debentures	24,335	24,280	24,113
Subordinated debt	79,535	87,472	106,862
Other liabilities	52,717	57,853	56,903
Total liabilities	6,701,739	6,673,343	6,880,294

Total stockholders' equity	870,949	846,391	797,952
Total liabilities and stockholders' equity	$7,572,688	$7,519,734	$7,678,246

FIRST MID BANCSHARES, INC.
Condensed Consolidated Statements of Income
(In thousands, except per share data, unaudited)

	Three Months Ended
	March 31,
	2025	2024
Interest income:
Interest and fees on loans	$79,918	$77,823
Interest on investment securities	6,777	7,405
Interest on federal funds sold & other deposits	864	2,444
Total interest income	87,559	87,672
Interest expense:
Interest on deposits	23,722	26,096
Interest on securities sold under agreements to repurchase	1,180	2,056
Interest on other borrowings	1,831	2,314
Interest on jr. subordinated debentures	468	542
Interest on subordinated debt	949	1,194
Total interest expense	28,150	32,202
Net interest income	59,409	55,470
Provision for credit losses	1,652	(357)
Net interest income after provision for credit losses	57,757	55,827
Non-interest income:
Wealth management revenues	5,800	5,322
Insurance commissions	9,925	9,213
Service charges	2,901	2,956
Net securities gains/(losses)	(181)	0
Mortgage banking revenues	711	706
ATM/debit card revenue	3,646	4,055
Other	2,062	2,226
Total non-interest income	24,864	24,478
Non-interest expense:
Salaries and employee benefits	31,748	30,448
Net occupancy and equipment expense	8,479	7,560
Net other real estate owned (income) expense	101	(21)
FDIC insurance	849	869
Amortization of intangible assets	3,231	3,497
Stationary and supplies	431	391
Legal and professional expense	3,076	2,449
ATM/debit card expense	1,831	1,191
Marketing and donations	852	862
Other	3,874	6,116
Total non-interest expense	54,472	53,362
Income before income taxes	28,149	26,943
Income taxes	5,978	6,440
Net income	$22,171	$20,503

Per Share Information
Basic earnings per common share	$0.93	$0.86
Diluted earnings per common share	0.93	0.86

Weighted average shares outstanding	23,858,817	23,872,731
Diluted weighted average shares outstanding	23,959,228	23,960,335

FIRST MID BANCSHARES, INC.
Condensed Consolidated Statements of Income
(In thousands, except per share data, unaudited)

	For the Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2025	2024	2024	2024	2024
Interest income:
Interest and fees on loans	$79,918	$81,288	$81,775	$79,560	$77,823
Interest on investment securities	6,777	6,990	7,036	7,405	7,405
Interest on federal funds sold & other deposits	864	1,564	2,371	1,718	2,444
Total interest income	87,559	89,842	91,182	88,683	87,672
Interest expense:
Interest on deposits	23,722	26,144	28,341	26,338	26,096
Interest on securities sold under agreements to repurchase	1,180	1,333	1,444	1,615	2,056
Interest on other borrowings	1,831	1,917	2,195	2,248	2,314
Interest on jr. subordinated debentures	468	510	567	537	542
Interest on subordinated debt	949	988	1,092	1,180	1,194
Total interest expense	28,150	30,892	33,639	31,918	32,202
Net interest income	59,409	58,950	57,543	56,765	55,470
Provision for credit losses	1,652	3,643	1,266	1,083	(357)
Net interest income after provision for credit losses	57,757	55,307	56,277	55,682	55,827
Non-interest income:
Wealth management revenues	5,800	6,275	5,816	5,405	5,322
Insurance commissions	9,925	6,805	6,003	6,531	9,213
Service charges	2,901	3,058	3,121	3,227	2,956
Net securities gains/(losses)	(181)	0	(277)	(156)	0
Mortgage banking revenues	711	1,104	1,109	1,038	706
ATM/debit card revenue	3,646	4,204	4,267	4,281	4,055
Other	2,062	4,917	2,984	2,096	2,226
Total non-interest income	24,864	26,363	23,023	22,422	24,478
Non-interest expense:
Salaries and employee benefits	31,748	31,957	31,565	30,164	30,448
Net occupancy and equipment expense	8,479	7,285	8,055	7,507	7,560
Net other real estate owned (income) expense	101	240	107	85	(21)
FDIC insurance	849	863	829	902	869
Amortization of intangible assets	3,231	3,314	3,405	3,340	3,497
Stationary and supplies	431	642	482	370	391
Legal and professional expense	3,076	5,386	2,573	2,536	2,449
ATM/debit card expense	1,831	2,043	1,869	1,281	1,191
Marketing and donations	852	906	836	814	862
Other	3,874	3,661	4,212	4,392	6,116
Total non-interest expense	54,472	56,297	53,933	51,391	53,362
Income before income taxes	28,149	25,373	25,367	26,713	26,943
Income taxes	5,978	6,205	5,885	6,968	6,440
Net income	$22,171	$19,168	$19,482	$19,745	$20,503

Per Share Information
Basic earnings per common share	$0.93	$0.80	$0.81	$0.83	$0.86
Diluted earnings per common share	0.93	0.80	0.81	0.82	0.86

Weighted average shares outstanding	23,858,817	23,818,806	23,905,099	23,896,210	23,872,731
Diluted weighted average shares outstanding	23,959,228	23,908,340	24,006,647	23,998,152	23,960,335

FIRST MID BANCSHARES, INC.
Consolidated Financial Highlights and Ratios
(Dollars in thousands, except per share data)
(Unaudited)

	As of and for the Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2025	2024	2024	2024	2024

Loan Portfolio
Construction and land development	$269,148	$236,093	$190,857	$195,389	$186,851
Farm real estate loans	373,413	390,760	384,620	387,015	388,941
1-4 Family residential properties	488,139	496,597	505,342	507,517	518,641
Multifamily residential properties	356,858	332,644	338,167	334,446	312,758
Commercial real estate	2,397,985	2,417,585	2,440,120	2,406,955	2,396,092
Loans secured by real estate	3,885,543	3,873,679	3,859,106	3,831,322	3,803,283
Agricultural operating loans	296,811	239,671	233,414	213,997	213,217
Commercial and industrial loans	1,303,712	1,335,920	1,283,631	1,268,646	1,227,906
Consumer loans	47,220	53,960	63,222	70,841	79,569
All other loans	165,572	169,232	175,218	175,811	175,320
Total loans	5,698,858	5,672,462	5,614,591	5,560,617	5,499,295

Deposit Portfolio
Non-interest bearing demand deposits	$1,394,590	$1,329,155	$1,387,290	$1,393,336	$1,448,299
Interest bearing demand deposits	1,814,427	1,907,733	1,834,123	1,909,993	1,974,857
Savings deposits	643,289	636,427	648,582	673,381	704,777
Money Market	1,215,420	1,196,537	1,183,594	1,127,699	1,107,177
Time deposits	1,062,654	987,244	1,035,245	1,011,370	1,007,826
Total deposits	6,130,380	6,057,096	6,088,834	6,115,779	6,242,936

Asset Quality
Non-performing loans	$26,598	$29,835	$18,242	$19,079	$20,064
Non-performing assets	28,703	32,030	20,076	20,557	21,471
Net charge-offs (recoveries)	1,783	2,235	804	708	381
Allowance for credit losses to non-performing loans	263.36%	235.23%	377.01%	358.05%	338.60%
Allowance for credit losses to total loans outstanding	1.23%	1.24%	1.22%	1.23%	1.24%
Nonperforming loans to total loans	0.47%	0.53%	0.32%	0.34%	0.36%
Nonperforming assets to total assets	0.38%	0.43%	0.27%	0.27%	0.28%
Special Mention loans	74,019	57,848	38,151	30,767	65,693
Substandard and Doubtful loans	33,884	35,516	29,037	27,594	29,296

Common Share Data
Common shares outstanding	23,981,916	23,895,807	23,904,051	23,895,868	23,888,929
Book value per common share	$36.32	$35.42	$35.91	$34.05	$33.40
Tangible book value per common share (1)	25.53	24.46	24.82	23.28	22.49
Tangible book value per common share excluding other comprehensive income at period end (1)	31.21	30.42	29.70	29.43	28.67
Market price of stock	34.90	36.82	38.91	32.88	32.68

Key Performance Ratios and Metrics
End of period earning assets	$6,844,096	$6,775,075	$6,786,458	$6,812,574	$6,923,742
Average earning assets	6,769,858	6,884,303	6,857,070	6,815,932	6,884,855
Average rate on average earning assets (tax equivalent)	5.29%	5.24%	5.35%	5.27%	5.16%
Average rate on cost of funds	1.74%	1.83%	2.00%	1.91%	1.91%
Net interest margin (tax equivalent) (1)(2)	3.60%	3.41%	3.35%	3.36%	3.25%
Return on average assets	1.19%	1.01%	1.03%	1.05%	1.07%
Adjusted return on average assets (1)	1.23%	1.10%	1.05%	1.07%	1.17%
Return on average common equity	10.35%	9.04%	9.40%	9.92%	10.37%
Adjusted return on average common equity (1)	10.78%	9.80%	9.58%	10.11%	11.28%
Efficiency ratio (tax equivalent) (1)	58.88%	58.76%	61.33%	59.61%	59.09%
Full-time equivalent employees	1,194	1,198	1,207	1,185	1,188

[1] Non-GAAP financial measure. Refer to reconciliation to the comparable GAAP measure.
[2] During the first quarter 2025, the Company changed the methodology utilized for the calculation of net interest margin to be more consistent with what is typically used by peer banks and research analysts. The calculation now is the annualized net interest income on a tax equivalent basis divided by average interest earning assets.

FIRST MID BANCSHARES, INC.
Net Interest Margin
(In thousands, unaudited)

	For the Quarter Ended March 31, 2025
	QTD Average		Average
	Balance	Interest	Rate
INTEREST EARNING ASSETS
Interest bearing deposits	$70,701	$827	4.74%
Federal funds sold	75	1	5.41%
Certificates of deposits investments	3,162	36	4.62%
Investment Securities	1,090,099	7,254	2.66%
Loans (net of unearned income)	5,605,821	80,194	5.80%

Total interest earning assets	6,769,858	88,312	5.29%

NONEARNING ASSETS
Other nonearning assets	777,177
Allowance for loan losses	(70,620)

Total assets	$7,476,415

INTEREST BEARING LIABILITIES
Demand deposits	$3,039,621	$14,900	1.99%
Savings deposits	640,687	164	0.10%
Time deposits	1,022,200	8,658	3.44%
Total interest bearing deposits	4,702,508	23,722	2.05%
Repurchase agreements	201,679	1,180	2.37%
FHLB advances	194,324	1,807	3.77%
Federal funds purchased	-	-	0.00%
Subordinated debt	82,608	949	4.66%
Jr. subordinated debentures	24,306	468	7.81%
Other debt	1,467	24	6.63%
Total borrowings	504,384	4,428	3.56%
Total interest bearing liabilities	5,206,892	28,150	2.19%

NONINTEREST BEARING LIABILITIES
Demand deposits	1,370,107	Average cost of funds	1.74%
Other liabilities	42,946
Stockholders' equity	856,470

Total liabilities & stockholders' equity	$7,476,415

Net Interest Earnings / Spread		$60,162	3.10%

Tax effected yield on interest earning assets			3.60%

Tax equivalent net interest margin is a non-GAAP financial measure. Refer to reconciliation to the comparable GAAP measure.

FIRST MID BANCSHARES, INC.
Reconciliation of Non-GAAP Financial Measures
(In thousands, unaudited)

	As of and for the Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2025	2024	2024	2024	2024

Net interest income as reported	$59,409	$58,950	$57,543	$56,765	$55,470
Net interest income, (tax equivalent)	60,162	59,717	58,627	57,361	56,086
Average earning assets	6,769,858	6,884,303	6,857,070	6,815,932	6,884,855
Net interest margin (tax equivalent)	3.60%	3.41%	3.35%	3.36%	3.25%

Common stockholder's equity	$870,949	$846,391	$858,497	$813,645	$797,952
Goodwill and intangibles, net	258,671	261,906	265,139	257,377	260,699
Common shares outstanding	23,982	23,896	23,904	23,896	23,889
Tangible Book Value per common share	$25.53	$24.46	$24.82	$23.28	$22.49
Accumulated other comprehensive loss (AOCI)	(136,097)	(142,383)	(116,692)	(146,998)	(147,667)
Adjusted tangible book value per common share	$31.21	$30.42	$29.70	$29.43	$28.67

FIRST MID BANCSHARES, INC.
Reconciliation of Non-GAAP Financial Measures
(In thousands, except per share data, unaudited)

	As of and for the Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2025	2024	2024	2024	2024
Adjusted earnings Reconciliation
Net Income - GAAP	$22,171	$19,168	$19,482	$19,745	$20,503
Adjustments (post-tax): (1)
Nonrecurring technology project expenses	728	1,710	-	-	-
Net (gain)/loss on securities sales	143	-	219	123	-
Integration and acquisition expenses	41	-	137	250	1,804
Total non-recurring adjustments (non-GAAP)	$912	$1,710	$356	$373	$1,804

Adjusted earnings - non-GAAP	$23,083	$20,878	$19,838	$20,118	$22,307
Adjusted diluted earnings per share (non-GAAP)	$0.96	$0.87	$0.83	$0.84	$0.93
Adjusted return on average assets - non-GAAP	1.23%	1.10%	1.05%	1.07%	1.17%
Adjusted return on average common equity - non-GAAP	10.78%	9.80%	9.58%	10.11%	11.28%

Efficiency Ratio Reconciliation
Noninterest expense - GAAP	$54,472	$56,297	$53,933	$51,391	$53,362
Other real estate owned property income (expense)	(101)	(240)	(107)	(85)	21
Amortization of intangibles	(3,231)	(3,314)	(3,405)	(3,340)	(3,497)
Nonrecurring technology project expense	(921)	(2,164)	-	-	-
Integration and acquisition expenses	(52)	-	(174)	(316)	(2,283)
Adjusted noninterest expense (non-GAAP)	$50,167	$50,579	$50,247	$47,650	$47,603

Net interest income -GAAP	$59,409	$58,950	$57,543	$56,765	$55,470
Effect of tax-exempt income (1)	753	767	1,084	596	616
Adjusted net interest income (non-GAAP)	$60,162	$59,717	$58,627	$57,361	$56,086

Noninterest income - GAAP	$24,864	$26,363	$23,023	$22,422	$24,478
Net (gain)/loss on securities sales	181	0	277	156	0
Adjusted noninterest income (non-GAAP)	$25,045	$26,363	$23,300	$22,578	$24,478

Adjusted total revenue (non-GAAP)	$85,207	$86,080	$81,927	$79,939	$80,564

Efficiency ratio (non-GAAP)	58.88%	58.76%	61.33%	59.61%	59.09%

(1) Nonrecurring items (post-tax) and tax-exempt income are calculated using an estimated effective tax rate of 21%.